UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 21, 2006

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 Main Street
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy and its subsidiaries.

Item 3.02  Unregistered Sales of Equity Securities.

On December 21, 2006, Reliant Energy completed its previously announced exchange offer.  Pursuant to the offer, approximately $273 million aggregate principal amount of Reliant Energy’s 5.00% convertible senior subordinated notes due 2010 (the “Notes”), representing approximately 99% of the outstanding principal amount of the Notes, were exchanged.  Reliant Energy accepted all validly tendered Notes and, in exchange, paid the holders thereof an aggregate of approximately $41 million in cash, which includes accrued and unpaid interest on the Notes, and issued the holders thereof an aggregate of 28.6 million shares of Reliant Energy common stock.  The shares of Reliant Energy common stock were issued exclusively to existing security holders of Reliant Energy pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.  Reliant Energy did not receive any proceeds from the offer and did not pay, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person to solicit the exchange of the Notes.

The press release issued by Reliant announcing the final results of the exchange offer is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 22, 2006, the Board of Directors of Reliant Energy increased its number of directors by one and appointed Ms. Sarah Barpoulis as a Class II director with a term expiring in 2007.  The Board of Directors expects to determine Ms. Barpoulis’ committee appointments in the near future.

In connection with the appointment of Ms Barpoulis as a member of the Board of Directors, Reliant Energy entered into a restricted stock agreement with Ms. Barpoulis effective as of December 22, 2006.  The restricted stock agreement provides for the issuance of 5,000 restricted shares of Reliant Energy’s common stock to Ms. Barpoulis pursuant to the 2002 Long-Term Incentive Plan of Reliant Energy and in compliance with Reliant Energy’s standard non-employee directors’ compensation program.  The form of the restricted stock agreement is filed as Exhibit 10.1 to this Form 8-K.

There is no arrangement between Ms. Barpoulis and any person pursuant to which she was appointed as a director and there is no relationship between Ms. Barpoulis and Reliant Energy that would require disclosure pursuant to rule 404(a) of Regulation S-K.

The press release issued by Reliant Energy announcing the appointment of Ms. Barpoulis as a member of the Board of Directors is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  We file the following exhibits:

10.1	—	Form of Long-Term Incentive Plan Restricted Stock Award Agreement for directors’ initial grant (incorporated herein by reference to our Current Report on Form 8-K filed August 24, 2006)
99.1	—	Press Release dated as of December 21, 2006
99.2	—	Press Release dated as of December 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: December 27, 2006	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

10.1	—	Form of Long-Term Incentive Plan Restricted Stock Award Agreement for directors’ initial grant (incorporated herein by reference to our Current Report on Form 8-K filed August 24, 2006)
99.1	—	Press Release dated as of December 21, 2006
99.2	—	Press Release dated as of December 22, 2006